Exhibit 10.17



                             AMENDMENT NO. 3 TO THE
                   SUPPLEMENTAL RETIREMENT PLAN FOR EMPLOYEES
                                 OF WEBSTER BANK



          The Supplemental Retirement Plan for Employees of Webster Bank, as amended and restated effective as of October 1, 1994 (the "Plan"), is hereby amended as follows:

          (1) Effective as of January 1, 1996, Section 2 through Section 13, inclusive, of Article I are renumbered as Section 3 through Section 14, inclusive, all cross references thereto are appropriately amended, and a new
Section 2 of Article I is added to the Plan to read as follows:

          Section 2. "Change in Control" means the occurrence of any of the following events:

               (a) Any person becomes the beneficial owner of twenty five percent (25%) or more of the total number of voting shares of Webster Financial Corporation;

               (b) Any person becomes the beneficial owner of ten percent (10%) or more, but less than twenty-five percent (25%), of the total number of voting shares of Webster Financial Corporation, unless the Director of the Office of Thrift Supervision (the "OTS Director") has approved a rebuttal agreement filed by such person or such person has filed a certification with the OTS Director;

               (c) Any person (other than the persons named as proxies solicited on behalf of the board of directors of Webster Financial Corporation) holds revocable or irrevocable proxies, as to the election or removal of two or more directors of Webster Financial Corporation, for twenty-five percent (25%) or more of the total number of voting shares of Webster Financial Corporation;

               (d) Any person has received the approval of the OTS Director under Section 10 of the Home Owners' Loan Act, as amended (the "Holding Company Act"), or regulations issued thereunder, to acquire control of Webster Financial Corporation;

               (e) Any person has received  approval of the OTS  Director  under
          Section 7(j) of the Federal Deposit Insurance Act, as amended (the "Control Act"), or regulations issued thereunder, to acquire control of Webster Financial Corporation;

               (f) Any person has commenced a tender or exchange offer, or entered into an agreement or received an option, to acquire beneficial ownership of twenty-five percent (25%) or more of the total number of voting shares of Webster Financial Corporation, whether or not the requisite approval for such acquisition has been received under the Holding Company Act, the Control Act, or the respective regulations issued thereunder;

               (g) As a result of, or in connection with, any cash tender offer or exchange offer, merger, or other business combination, sale of assets or contested election, or any combination of the foregoing transactions, the persons who were directors of Webster Financial Corporation before such transaction shall cease to constitute at least two-thirds of the board of directors of Webster Financial Corporation or any successor corporation; or

               (h) Webster Financial Corporation's beneficial ownership of the total number of voting shares of Webster Bank is reduced to less than fifty percent (50%).

Notwithstanding the foregoing, a Change in Control will not be deemed to have occurred under Section 2(b), Section 2(c), Section 2(d), Section 2(e) or Section 2(f) of Article I if, within thirty (30) days of such action, the board of directors of Webster Financial Corporation (by a two-thirds affirmative vote of the directors in office before such action occurred) makes a determination that such action does not and is not likely to constitute a Change in Control of Webster Financial Corporation. For purposes of this Section 2 of Article I, a "person" includes an individual, corporation, partnership, trust, association, joint venture, pool, syndicate, unincorporated organization, joint-stock company or similar organization or group acting in concert. A person for these purposes shall be deemed to be a beneficial owner as that term is used in Rule 13d-3 under the Securities Exchange Act of 1934.

          (2) Effective as of January 1, 1996, Section 10 of Article IV of the Plan is amended to read as follows:

          Section 10. It is the intention of the Corporation, the eligible Employees and their survivors, and each other party to the Supplemental Plan that the arrangements hereunder be unfunded for tax purposes and for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended. The rights of eligible Employees and their survivors shall be solely those of a general unsecured creditor of the Corporation. The Supplemental Plan constitutes a mere promise by the Corporation to make benefit payments in the future.

          Prior to the occurrence of a Change in Control, the Corporation shall not have any obligation to fund the benefits payable under the Supplemental Plan. If the Corporation determines, prior to a Change in Control, that deferred compensation under the Supplemental Plan should be funded, it may utilize, singly or in combination, any method of funding it may deem appropriate, including, but not limited to, terminal funding, a group or individual trust, annuity contracts or life insurance contracts.

          Upon the occurrence of a Change in Control, the Corporation shall (unless the Corporation's liabilities under the Supplemental Plan have been fully discharged) adopt and fully fund a trust, the terms of which shall conform with the language of the model trust agreement set forth in Revenue Procedure 92-64 issued by the Internal Revenue Service (or any successor thereto) relating to trusts established in connection with unfunded deferred compensation arrangements (or, if such trusts are no longer available for use in connection with unfunded deferred compensation arrangements, any other instrument which is designed to provide a similar level of security and to have the same tax results as such trust).

          (3) All section numbers and cross references thereto are appropriately amended to effectuate the intention of the foregoing amendments.

          Dated at Waterbury, Connecticut this 19th day of December, 1995.




             ATTEST:                        WEBSTER BANK

       /s/ Lee A. Gagnon               By /s/ James C. Smith
       ------------------              -----------------------
       Its Secretary                   Its President